ARC Group Worldwide, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: MAY 14, 2014

ARC GROUP WORLDWIDE, INC. REPORTS RECORD THIRD QUARTER FISCAL 2014 RESULTS

For the quarter ended March 30, 2014 (fiscal year third quarter), compared to the quarter ended March 31, 2013:

  Record Sales of $20.9 Million, An Increase of 14.7%
  Record Gross Profit of $6.4 Million, An Increase of 34.9%
  Record Adjusted EBITDA of $4.3 Million, An Increase of 88.2%
  Adjusted Earnings of $1.8 Million, An Increase of 136.4%
  Adjusted Pre-Stock Dividend EPS of $0.30 (Adjusted Post-Stock Dividend EPS of $0.12), An Increase of 128.5%

DELAND, FL., May 14, 2014/PRNewswire/--ARC Group Worldwide, Inc. (NASDAQ: ARCW) (the “Company”), a leading global provider of advanced manufacturing and 3D printing solutions, today reported its third quarter fiscal year 2014 results.

Highlights include record sales of $20.9 million, record gross profit of $6.4 million, record Adjusted EBITDA of $4.3 million, and net income of $1.6 million, an increase of 110.6% over the comparable third quarter prior fiscal year period. The third quarter fiscal year 2014 Adjusted Earnings Per Share (“Adjusted EPS”) was $0.30, compared to $0.13 in the prior year period. After giving effect to the 1.5:1 stock dividend paid on May 1, 2014, Adjusted EPS was $0.12 for the third quarter fiscal year 2014.

Third quarter results were driven by continued robust performance throughout the Company’s advanced manufacturing operations and across its diverse client base. Jason Young, Chairman and CEO, commented, “We are pleased to report another record quarter, reflecting continued strength in our operations and business model. At the same time, we continue to generate cash and strengthen our balance sheet. In particular, our new credit facility maintains our low cost of capital, while providing capacity to complement our organic growth with incremental EBITDA through acquisitions.” He further added, “We are quite excited about the progress we have made with our holistic solutions approach. The recent additions of plastic injection molding, tooling, and magnesium injection molding have shown signs of compelling cross-selling opportunities. Our 3D printing and imaging business segment, 3D Material Technologies (“3DMT”), has also been of keen interest to our existing and new customer base. We remain committed to being a holistic solution provider, helping our customers improve speed-to-market, and further developing our online instant quoting service.”

Recent Highlights

•	In April, the Company completed the acquisition of Advance Tooling Concepts, a leader in high quality plastic injection molding and specialized tool making, offering a wide variety of products and services including a state-of-the-art tool room, automated molding operations, and a Class 100,000 medical clean room
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•	Also in April, the Company completed the acquisition of Thixoforming LLC, a leader in magnesium injection molding
•	Simultaneous with the ATC and Thixoforming acquisitions, the Company entered into a new $90 million senior secured credit facility, consisting of a $20 million senior secured revolving credit facility, a $45 million senior secured term loan A facility, and a $25 million senior secured delayed draw term loan facility
•	During the quarter and through April, the Company installed twelve professional grade 3D printers and launched related online quoting system, further establishing one of the largest and newest 3D printing and imaging labs in the industry (www.3DMaterialTechnologies.com)
•	The Company declared a stock dividend of one-and-one-half (1.5) shares of common stock, resulting in adjusted stock ownership of 2.5 times the number of shares of each stockholder’s pre-dividend stock ownership

Fiscal Year Third Quarter Operating Results

For the three months ended March 30, 2014, the Company’s total sales were $20.9 million, an increase of $2.7 million, or 14.7%, from $18.2 million in the comparable third quarter prior fiscal year period. Record sales results during the quarter were driven by continued robust demand across the high growth markets we serve, including the medical/dental, aerospace, automotive, and defense industries.

Quarterly results demonstrated continued gross profit margin improvement, increasing to 30.7%, from 26.1%, during the comparable prior year period. The increase is attributed to a combination of top line sales growth, improved operational efficiencies, and the financial benefits realized from intensive integration and cost reduction efforts company-wide.

Adjusted Earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") for the third quarter fiscal 2014 was a record $4.3 million. Adjusted EPS (pre-stock dividend) of $0.30 for the third quarter reflected an increase of 128.5% from $0.13 the prior year quarter. After giving effect to the 1.5:1 stock dividend paid on May 1, 2014, Adjusted EPS was $0.12.

Adjusted Earnings, Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. Adjusted Earnings represents the results of operations net of unusual expenses incurred during the period. We have provided this non-GAAP financial information to aid in better understanding the company's performance absence these charges. Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. The reconciliation to GAAP is as follows (in thousands, except for share and per share amounts):

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For the three months ended:

GAAP to Non-GAAP Reconciliation:	Mar 30, 2014	Mar 30, 2013
Net Income Attributable to ARC Group Worldwide, Inc. (GAAP)	$1,584	$752
Plus: Merger Expense	194	—
Adjusted Earnings (Non-GAAP)	$1,778	$752
Plus: Interest Expense, Net	282	146
Plus: Income Taxes	1,342	307
Plus: Depreciation and Amortization	914	1,088
Adjusted EBITDA (Non-GAAP)	$4,316	$2,293
Weighted Average Common Shares (Pre-Dividend)	5,869,282	5,672,618
Weighted Average Common Shares (Post-Dividend)	14,673,205	14,181,545
Adjusted Earnings Per Share (Non-GAAP) (Pre-Dividend)	$0.30	$0.13
Adjusted Earnings Per Share (Non-GAAP) (Post-Dividend)	$0.12	$0.05

For the nine months ended:

GAAP to Non-GAAP Reconciliation:	Mar 30, 2014	Mar 31, 2013
Net Income Attributable to ARC Group Worldwide, Inc. (GAAP)	$4,353	$1,457
Plus: Merger Expense	194	1,637
Plus: Gain on Bargain Purchase	—	(381)
Plus: Share-Based Executive Compensation	701	—
Plus: Reorganization Expenses	351	—
Adjusted Earnings (Non-GAAP)	$5,599	$2,713
Plus: Interest Expense, Net	781	538
Plus: Income Taxes	2,418	307
Plus: Depreciation and Amortization	2,704	2,418
Adjusted EBITDA (Non-GAAP)	$11,502	$5,976
Weighted Average Common Shares (Pre-Dividend)	5,824,749	5,438,772
Weighted Average Common Shares (Post-Dividend)	14,561,872	13,596,930
Adjusted Earnings Per Share (Non-GAAP) (Pre-Dividend)	$0.96	$0.50
Adjusted Earnings Per Share (Non-GAAP) (Post-Dividend)	$0.38	$0.20

About ARC Group Worldwide, Inc. ARC Group Worldwide is a leading global advanced manufacturing and 3D printing service provider. Founded in 1987, the Company offers its customers a compelling portfolio of advanced manufacturing technologies and cutting-edge capabilities to improve the efficiency of traditional manufacturing processes and accelerate their time to market. In addition to being a world leader in metal injection molding (“MIM”), ARC has significant expertise in 3D printing and imaging, advanced tooling, automation, plastic injection molding, lean manufacturing, and robotics. For more information about ARC Group Worldwide, please visit www.ArcGroupWorldwide.com, or its operating subsidiaries at www.3DMaterialTechnologies.com, www.AFTmim.com, www.AFTmimHU.com, www.ARCmim.com, www.ArcWireless.net, www.ATCmold.com, www.FloMet.com, www.GeneralFlange.com, www.Injectamax.com, www.TeknaSeal.com, and www.ThixoWorks.com.

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IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the period ended March 30, 2014, as well as current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com

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